FORM OF AMENDMENT NUMBER 10

TO THE

TRANSFER AGENCY AND SERVICES AGREEMENT

This Amendment Number 10 To The Transfer Agency And Services Agreement, dated as of December     , 2019 (“Amendment”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and UBS Series Funds (“Fund”), on its own behalf and on behalf of each of its portfolios listed on the Exhibit 1 attached to this Amendment.

Background

BNYM (under its former names First Data Investor Services Group, Inc.) and the Fund (under its former name Mitchell Hutchins Institutional Series) (collectively, the “Parties”) entered into a Transfer Agency And Services Agreement, dated as of August 3, 1998 (the “Original Agreement”).

BNYM (under its current name or under its former name, PFPC Inc.) and the Fund (under one of its former names, UBS Money Series or Mitchell Hutchins LIR Money Series) entered into eight amendments to the Original Agreement, dated March 5, 2001, March 17, 2004, August 28, 2007, April 13, 2012, January 8, 2016, March 28, 2016, January 4, 2017 and May 25, 2018.

BNYM (under its former name PFPC Inc.) and UBS Select Prime Institutional Fund (under its former name UBS Select Money Market Fund), a series of the Fund, entered into one amendment to the Original Agreement, dated October 1, 2003.

The Original Agreement and all amendments thereto recited above are collectively referred to herein as the “Current Agreement”.

Terms

In consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties intending to be legally bound agree as set forth above and as follows:

1.           Modifications to Current Agreement. The Current Agreement is amended as follows:

(a)        Exhibit 1 - List of Portfolios is hereby deleted and replaced in its entirety with the Exhibit 1 - List of Portfolios attached to this Amendment.

(b)        Schedule B is hereby deleted and replaced in its entirety with the Schedule B attached to this Amendment.

2.          Adoption of Amended Agreement by New Portfolios. Each Portfolio that has been added to Exhibit 1 attached hereto by virtue of this Amendment acknowledges and agrees that (i) by virtue of its execution of this Amendment, it becomes and is a party to the Current Agreement as amended by this Amendment (“Amended Agreement”) as of the date first written above, or if BNYM commenced providing services to the Portfolio prior to the date first written above, as of the date BNYM first provided services to the Portfolio, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date.

3.          Remainder of Current Agreement. Except as explicitly amended by this Amendment, the terms and provisions of the Current Agreement are hereby ratified, declared and remain in full force and effect.

4.          Governing Law. The governing law of the Current Agreement shall be the governing law of this Amendment.

5.          Entire Agreement. This Amendment constitutes the complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6.          Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

UBS Series Funds,	BNY Mellon Investment Servicing (US) Inc.
on its own behalf and on behalf of each of its portfolios listed on Exhibit 1, each in its individual and separate capacity	By:

By:	Name:

Name:	Title:

Title:

By:

Name:

Title:

2

Exhibit 1

(Revised as of December     , 2019)

LIST OF PORTFOLIOS

Limited Purpose Cash Investment Fund

UBS Prime Investor Fund

UBS Prime Preferred Fund

UBS Prime Reserves Fund

UBS Select Government Capital Fund*

(liquidated November 18, 2019)

UBS Select Government Institutional Fund

UBS Select Government Investor Fund

UBS Select Government Preferred Fund

UBS Select Prime Institutional Fund

UBS Select Prime Investor Fund

UBS Select Prime Preferred Fund

UBS Select Treasury Capital Fund*

(liquidated November 18, 2019)

UBS Select Treasury Institutional Fund

UBS Select Treasury Investor Fund

UBS Select Treasury Preferred Fund

UBS Tax-Free Investor Fund

UBS Tax-Free Preferred Fund

UBS Tax-Free Reserves Fund

UBS Ultra Short Income Fund

UBS Select ESG Prime Institutional Fund**

UBS Select ESG Prime Investor Fund**

UBS Select ESG Prime Preferred Fund**

*Will be deleted from future Exhibit 1.

** Services expected to commence on or after December 30, 2019.

SCHEDULE B

Amendments to the Transfer Agency And Services Agreement

Name	Date

Amendment Number 1 To The Transfer Agency And Services Agreement between
Mitchell Hutchins LIR Money Series (formerly known as Mitchell Hutchins
Institutional Series) and PFPC Inc. (formerly known as First Data Investor Services
Group, Inc.)

3/5/2001
Amendment to Transfer Agency and Related Services Agreement between PFPC Inc.
and the UBS Select Money Market Fund (formerly known as Brinson Select Money
Market Fund and Mitchell Hutchins LIR Select Money Market Fund),	Dated October 1, 2003, with signature of PFPC Inc. dated January 20, 2004

Amendment Number 3 To The Transfer Agency and Services Agreement between
UBS Series Fund (formerly known as the Brinson Money Series, the Mitchell Hutchins
LIR Money Series and UBS Money Series) and PFPC Inc.

3/17/2004
Amendment Number 4 To The Transfer Agency and Services Agreement between UBS Series Funds and PFPC Inc.	8/28/2007
Amendment Number 5 To The Transfer Agency and Services Agreement between UBS Series Funds and BNY Mellon Investment Servicing (US) Inc. (formerly known as PFPC Inc.)	4/13/2012
Amendment Number 6 To The Transfer Agency and Services Agreement between UBS Series Funds and BNY Mellon Investment Servicing (US) Inc.	1/8/2016
Amendment Number 7 To The Transfer Agency and Services Agreement between UBS Series Funds and BNY Mellon Investment Servicing (US) Inc.	3/28/2016
Amendment Number 8 To The Transfer Agency and Services Agreement between UBS Series Funds and BNY Mellon Investment Servicing (US) Inc.	1/4/2017
Amendment Number 9 To The Transfer Agency and Services Agreement between UBS Series Funds and BNY Mellon Investment Servicing (US) Inc.	5/25/2018
Amendment Number 10 To The Transfer Agency and Services Agreement between UBS Series Funds and BNY Mellon Investment Servicing (US) Inc.	12/ /2019

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